Exhibit 3.2

AMENDMENT NO. 1 TO

FIFTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP

OF

PENN VIRGINIA RESOURCE PARTNERS, L.P.

This Amendment No. 1 (this “Amendment No. 1”) to the FIFTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PENN VIRGINIA RESOURCE PARTNERS, L.P. (the “Partnership”) dated as of August 16, 2012, is entered into by PVR GP, LLC, a Delaware limited liability company (the “General Partner”), as general partner of the Partnership. Capitalized terms used but not defined herein are used as defined in the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership dated as of May 17, 2012 (the “Partnership Agreement”).

WHEREAS, the General Partner on August 16, 2012, filed an amendment to the certificate of formation of the General Partner in the office of the Secretary of State of the State of Delaware changing the General Partner’s name from “Penn Virginia Resource GP, LLC” to “PVR GP, LLC” effective August 16, 2012;

WHEREAS, Section 2.2 of the Partnership Agreement provides that the General Partner may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners;

WHEREAS, the board of directors of the General Partner has authorized and instructed the General Partner to take all actions necessary, desirable or appropriate to change the name of the Partnership from “Penn Virginia Resource Partners, L.P.” to “PVR Partners, L.P.”;

WHEREAS, Section 13.1 (a) of the Partnership Agreement provides that the General Partner, without the approval of the Limited Partners under certain circumstances, which the General Partner has determined are applicable to this Amendment No. 1, may amend any provision of the Partnership Agreement; and among other things, execute, deliver, file and record whatever, documents may be required in connection with a change in the name of the Partnership;

WHEREAS, the General Partner on August 16, 2012, filed an amendment to the Partnership’s certificate of limited partnership in the office of the Secretary of State of the State of Delaware effecting such change in the Partnership’s name effective August 16, 2012; and

WHEREAS, the General Partner intends to amend the Partnership Agreement to reflect the matters referred to above.

NOW THEREFORE, the General Partner does hereby amend the Partnership Agreement as follows:

Section 1. Amendments.

(a) The name of the Partnership Agreement is hereby amended and restated as follows:

Fifth Amended and Restated Agreement of Limited Partnership of PVR Partners, L.P.

(b) Section 1.1 of the Partnership Agreement is hereby amended to restate the following definitions in their entirety:

“General Partner” means PVR GP, LLC, a Delaware limited liability company and its successors, and permitted assigns as general partner of the Partnership.

“Partnership” means PVR Partners, L.P., a Delaware limited partnership, and any successors thereto.

(c) The first sentence of Section 2.2 of the Partnership Agreement is hereby amended and restated in its entirety as follows:

The name of the Partnership shall be “PVR Partners, L.P.”

(d) Exhibit A to the Partnership Agreement is hereby amended and restated in its entirety with Exhibit A attached to this Amendment.

Section 2. Ratification of Partnership Agreement. Except as expressly modified and amended herein, all of the terms and conditions of the Partnership Agreement shall remain in full force and effect.

Section 3. General Authority. The appropriate officers of the General Partner are hereby authorized to make such clarifying and conforming changes as they deem necessary or appropriate, and to interpret the Partnership Agreement, to give effect to the intent and purpose of this Amendment.

Section 4. Governing Law. The Amendment No. 1 will be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the General Partner has executed this Amendment No. 1 as of the date first set forth above.

PENN VIRGINIA RESOURCE PARTNERS, L.P.
By: PVR GP, LLC, general partner

By:	/s/ Bruce D. Davis, Jr.
Name:	Bruce D. Davis, Jr.
Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT A

EXHIBIT A

to the Fifth Amended and

Restated Agreement of Limited Partnership of

PVR Partners, L.P. Certificate Evidencing

Common Units Representing Limited Partner

Interests in PVR Partners, L.P.

No.	Common Units

In accordance with Section 4.1 of the Fifth Amended and Restated Agreement of Limited Partnership of PVR Partners, L.P., as amended, supplemented or restated from time to time (the “Partnership Agreement”), PVR Partners, L.P., a Delaware limited partnership (the “Partnership”), hereby certifies that                          (the “Holder”) is the registered owner of Common Units representing limited partner interests in the Partnership (the “Common Units”) transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed and accompanied by a properly executed application for transfer of the Common Units represented by this Certificate. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at Five Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, Pennsylvania 19087. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar.

Dated:	PVR Partners, L.P.

Countersigned and Registered by:	By:	PVR GP, LLC, its
General Partner

By:
as Transfer Agent and Registrar	Name:

By:		By:
	Authorized Signature		Secretary

[Reverse of Certificate]

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as follows according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT/TRANSFERS MIN ACT
TEN ENT -	as tenants by the entireties		Custodian
		(Cust)		(Minor)
JT TEN -	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts/Transfers to CD Minors Act (State)

Additional abbreviations, though not in the above list, may also be used.

ASSIGNMENT OF COMMON UNITS

in

PVR PARTNERS, L.P. IMPORTANT NOTICE REGARDING

INVESTOR RESPONSIBILITIES DUE TO TAX SHELTER STATUS OF

PVR PARTNERS, L.P.

FOR VALUE RECEIVED,                     hereby assigns, conveys, sells and transfers unto

(Please print or typewrite name and address of Assignee)	(Please insert Social Security or other identifying number of Assignee)

                     Common Units representing limited partner interests evidenced by this Certificate, subject to the Partnership Agreement, and does hereby irrevocably constitute and appoint                      as its attorney-in-fact with full power of substitution to transfer the same on the books of PVR Partners, L.P.

Date:	NOTE:	The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY SIGNATURE(S) GUARANTEED
(Signature)

(Signature)

No transfer of the Common Units evidenced hereby will be registered on the books of the Partnership, unless the Certificate evidencing the Common Units to be transferred is surrendered for registration or transfer and an Application for Transfer of Common Units has been executed by a transferee either (a) on the form set forth below or (b) on a separate application that the Partnership will furnish on request without charge. A transferor of the Common Units shall have no duty to the transferee with respect to execution of the transfer application in order for such transferee to obtain registration of the transfer of the Common Units.